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                       MILLAR WESTERN FOREST PRODUCTS LTD.

                    7.75% SENIOR NOTES DUE NOVEMBER 15, 2013

                                 --------------

                               PURCHASE AGREEMENT


                                                               November 20, 2003


Goldman, Sachs & Co.,
   As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:


         Millar Western Forest Products Ltd., a corporation established under the laws of the Province of Alberta (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in
Schedule I hereto (the "Purchasers") an aggregate of US$190,000,000 principal amount of the Senior Notes of the Company specified above (the "Notes").


         The Notes will be offered and sold to the Purchasers without being registered under the United States Securities Act of 1933, as amended (the "Act"), in reliance on an exemption therefrom. The holders of the Notes will be entitled to the benefits of an exchange and registration rights agreement, substantially in the form attached hereto as Annex III (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"), registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

         1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

         (a) A preliminary offering circular, dated November 7, 2003 (the "PRELIMINARY OFFERING CIRCULAR") and an offering circular, dated November 20, 2003 (the "OFFERING CIRCULAR"), in each case including the Canadian supplement thereto, have been prepared in connection with the offering of the Notes. The Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance


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upon and in conformity with information furnished in writing to the Company by the Purchasers through Goldman, Sachs & Co. expressly for use therein;

         (b) The Company has not sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt, other than any change resulting from a change in foreign currency exchange rates, of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Offering Circular;

         (c) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property it owns free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect (as defined below); and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, have a Material Adverse Effect; As used in this Agreement, the term "Material Adverse Effect" means any change in, or effect on, the Company which is, or would reasonably be expected to be, materially adverse to the general affairs, management, business, condition (financial or otherwise) or results of operations of the Company.

         (d) The Company has been duly incorporated and is validly existing as a corporation under the laws of the Province of Alberta, and has all corporate power and authority necessary to own or lease its properties and conduct its business as described in the Offering Circular. The Company is duly qualified to do business as a foreign or extra-provincial corporation in all jurisdictions in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect;

         (e) The Company has no subsidiaries and does not own, directly or indirectly, any capital stock or other equity or long-term debt securities of or have any equity interest in any other person, other than the Company's 17% ownership interest in Interex Forest Products Ltd;

         (f) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares in the capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, were not issued in violation of any pre-emptive or similar rights, and are owned by Millar Western Industries Ltd., a corporation established under the laws of the Province of Alberta; and there are no restrictions on subsequent transfers of the Notes under the laws of Canada or of the United States (other than those imposed by applicable Canadian securities laws, the Securities Act and state securities and "Blue Sky" laws);

         (g) No options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, common shares in the capital of or ownership interests in the Company are outstanding; and except as set forth in the Offering Circular, there is no agreement, understanding or arrangement among the Company and any of its shareholders or any other person relating to the ownership or disposition of any common shares in the




                                       2
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capital of the Company or the election of directors of the Company or the governance of the Company's affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by this Agreement;

         (h) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee and when delivered to and paid for by the Purchasers, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture (the "Indenture") to be dated as of the Date of Delivery (as defined herein) between the Company and The Bank of New York, as trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you, and enforceable against the Company in accordance with their terms, subject, as to enforcement, as to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law); the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Notes and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

         (i) The Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company pursuant to this Agreement (assuming the execution and delivery of the Registration Rights Agreement by the Purchasers) will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as the enforcement of indemnification and contribution provisions thereof may be limited by federal, state or provincial securities laws or the public policy considerations underlying such laws; and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Circular;

         (j) This Agreement has been duly authorized, executed and delivered by the Company;

         (k) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

         (l) The Company is a "foreign issuer" within the meaning of Rule 902(e) under the Act, and there is no "Substantial U.S. market interest" in its debt securities within the meaning of Rule 902(j)(2) under the Act;



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         (m) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement and this Agreement (collectively referred to as the "Basic Documents") and the consummation of the transactions herein and therein contemplated will not result in (i) a conflict, breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) any violation of the provisions of the articles of incorporation (or any other constituent documents) and by-laws of the Company or (iii) (assuming compliance with all state securities or Blue Sky laws) any breach or violation of any statute or any order, rule or regulation of any court, central bank, stock exchange or governmental agency or body ("Governmental Agency") having jurisdiction over the Company or any of their properties, except where such breach or violation would not, individually or in the aggregate, result in a Material Adverse Effect;

         (n) No consent, approval, authorization, order, registration, clearance or qualification ("Governmental Authorization") of or with any such Governmental Agency is required for the issue and sale of the Notes, the execution and delivery of the Indenture, the Registration Rights Agreement or this Agreement or the consummation by the Company of the transactions contemplated by the Basic Documents, except for such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers, and state or foreign securities or Blue Sky laws in connection with the exchange offer or resale registration statement described in the Offering Circular and contemplated by the Registration Rights Agreement and such as have been obtained or made;

         (o) The Company is not (i) in violation of its articles of incorporation (or any other constituent documents) or by-laws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, result in a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would, individually or in the aggregate, result in a Material Adverse Effect;

         (p) The statements set forth in the Offering Circular under the captions "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Notes, and under the captions "Income Tax Considerations", "Related Party Transactions", "Description of Our Revolving Credit Facility" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair;

         (q) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Offering Circular; and, to the Company's knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others;

         (r) Except as disclosed in the Offering Circular, the Company is in compliance in all material respects with all applicable plans maintained or contributed to in respect of employees (the "Plans") and to the Company's knowledge, after due inquiry, there are no unfunded liabilities in respect of the Plans for which the Company is or will be liable;



                                       4
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         (s) The Company has filed all necessary Canadian federal, provincial, municipal and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and has paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Company that would, individually or in the aggregate, result in a Material Adverse Effect;

         (t) No Governmental Authorization is required to effect payments of principal, premium, if any, and interest on the Notes;

         (u) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers under the federal or provincial laws of Canada or to any political subdivision or taxing authority thereof or therein in connection with
(A) the issuance, sale and delivery by the Company to or for the respective accounts of the Purchasers of the Notes or (B) the initial resale sale and delivery outside Canada by the Purchasers of the Notes to the purchasers thereof;

         (v) The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and trade secrets that are necessary to conduct its business now or proposed to be conducted as described in the Offering Circular. The Company has not received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or trade secrets that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, result in a Material Adverse Effect;

         (w) The Company, (i) possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Canadian federal, provincial, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its business as now or proposed to be conducted as set forth in the Offering Circular ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) is in compliance with all of its obligations with respect to such Permits except where the failure to so be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit, except where the revocation or termination would not, individually or in the aggregate, result in a Material Adverse Effect; and
(iv) has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Offering Circular and except where such revocation or modification would not, individually or in the aggregate, result in a Material Adverse Effect;

         (x) Neither the Company nor any of its directors, officers, partners, members, employees, agents (other than the Purchasers or any director, officer, partner, member, employee, agent or controlling person thereof, as to which no representation is made) or controlling persons has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Notes;

         (y) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;


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         (z) The Company is not, and after giving effect to the offering and sale of the Notes, will not be required to register as an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

         (aa) Neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has complied with, and will comply with, Rule 903 under the Act;

         (bb) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Notes, or any securities of the same or a similar class as the Notes, other than Notes offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Notes or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

         (cc) (i) Neither the Company nor any of its subsidiaries has conducted any transactions with the government of Cuba, Libya, Iran, Iraq, Sudan, Angola, North Korea, Syria, or Myanmar (Burma) (the "Prohibited Countries") or with any person or entity located in any of the Prohibited Countries; and (ii) the net proceeds from the sale of the Notes (as described in the Offering Circular under the caption "Use of Proceeds") have not been and will not be, directly or indirectly, invested in or committed to any business activities in any of the Prohibited Countries;

         (dd) (i) Immediately after the consummation of the transactions contemplated by the Basic Documents the fair value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) the Company is not, after giving effect to the execution, delivery and performance of the Indenture, the Registration Rights Agreement and this Agreement, and the consummation of the transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent;

         (ee) PricewaterhouseCoopers LLP, who have audited and certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent with respect to the Company within the meaning of the Business Corporations Act (Alberta) and the Alberta Securities Commission and regulations and policies thereunder;

         (ff) The financial statements of the Company, together with the Notes, included in the Offering Circular present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with Canadian generally accepted accounting principles ("CANADIAN GAAP") applied on a consistent basis, except as may be expressly stated in the notes thereto, and have been reconciled to

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U.S. generally accepted accounting principles ("U.S. GAAP") in accordance with
Item 18 of Form 20-F under the Exchange Act, throughout the periods involved;

         (gg) The selected historical financial data and the summary historical financial data included in the Offering Circular present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Offering Circular, except as otherwise stated therein;

         (hh) The Company does not have any unionized employees and no labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent;

         (ii) The Company carries insurance in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties;

         (jj) The statistical and market and industry-related data included in the Offering Circular are based on or derived from sources which the Company reasonably believes to be reliable and accurate or represent the Company's good faith estimates based upon data derived from such sources;

         (kk) Except as stated in the Offering Circular, the Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Notes and the transactions contemplated by the Offering Circular;

         (ll) Except as disclosed in the Offering Circular or as would not individually or in the aggregate have a Material Adverse Effect, (A) the Company is in compliance with all applicable Environmental Laws, (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company, and (D) there are no circumstances with respect to any property or operations of the Company that could reasonably be anticipated to form the basis of an Environmental Claim against the Company.

For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States or Canadian (or other applicable jurisdiction's) federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code or rule of common law and any judicial or administrative interpretation thereof including any applicable and binding judicial or administrative order, consent decree or judgment relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law;

         (mm) Neither the registration of the Notes under the Act nor qualification, by prospectus or otherwise, of the Notes under the securities laws of any jurisdiction of Canada, nor the qualification of any indenture under the Trust Indenture Act or under the Business Corporations Act (Alberta) or any rules or regulations thereunder, is required for (i) the offer, sale and delivery of the Notes by the Company to the Purchasers or (ii) initial offers, sales and delivery of the Notes purchased from the Company by the Purchasers, in each case in the manner contemplated by this Agreement and the Offering Circular;

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         (nn) None of the Company, any of its affiliates or any person acting on its or their behalf (other than the Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Notes and the Company, and its affiliates and any person acting on its or their behalf (other than the Purchasers) have acted in accordance with the offering restrictions requirement of Regulation S.

         2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from November 25, 2003 to the Time of Delivery hereunder, the principal amount of Notes set forth opposite the name of each such Purchaser in Schedule I hereto.

         As compensation to the Purchasers for their respective commitments hereunder, the Company at the Time of Delivery hereunder will pay to Goldman, Sachs & Co. for the accounts of the several Purchasers, an underwriting commission equal to 2.125% of the principal amount of the Notes.

         3. Upon the authorization by you of the release of the Notes, the several Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

         (a) It will offer and sell the Notes only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A and are "accredited investors" in the Province of Alberta under Multilateral Instrument 45-103-Capital Raising Exemptions or, (ii) upon the terms and conditions set forth in Annex I to this Agreement;

         (b) It is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act;

         (c) It is an "accredited investor" as defined under the securities laws of the Province of Alberta pursuant to Multilateral Instrument 45-103, being an entity organized in a foreign jurisdiction which is analogous (in form and function) to a company registered under securities legislation in Canada as an adviser or dealer other than a limited market dealer registered under the Securities Act (Ontario); and

         (d) It will not offer or sell the Notes by any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Act), including but not limited to the methods described in Rule 502(c) under the Act.

         4. (a) The Notes to be purchased by each Purchaser hereunder will be represented by one or more definitive global Notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Notes to Goldman, Sachs & Co., for the respective accounts of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Notes to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Notes to be made available to Goldman, Sachs & Co. for examination at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of the Company's counsel or its counsel (the "Designated Office"). The time and date of such delivery and payment shall be 8:30 a.m., New York City time, on

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November 25, 2003 or such other time and date as Goldman, Sachs & Co. and the
Company may agree upon in writing. Such time and date are herein called the "Time of Delivery"; and

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and payment therefor and any additional documents requested by the Purchasers pursuant to Section 7(i) hereof, will be delivered at such time and date at the offices of Shearman & Sterling LLP (the Closing Location"), and the Notes will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:30 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, Toronto, Ontario, or Edmonton, Alberta are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Purchasers:

         (a) To prepare the Offering Circular in a form approved by you; to make no further amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign or extra-provincial corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal amount in any jurisdiction in which it is not then otherwise subject;

         (c) To furnish the Purchasers with as many copies of the Offering Circular and each amendment or supplement thereto with the independent accountants' reports in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report, signed by the accountants, prior to 4:00 p.m. New York City time on the Business Day next succeeding the date of this Agreement, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

         (d) During the period beginning from the date hereof and continuing to the date 120 days after the date of the Offering Circular, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the Registration Rights Agreement any securities of the Company that are substantially similar to the Notes without the prior written consent of Goldman, Sachs & Co.;

         (e) None of the Company or any of its affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes;

         (f) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

         (g) To furnish to the Commission the information required by Rule 12g3-2(b) under the Act; provided, however, if at any time when the Company is not exempt from registration under Section 12(b) of the Exchange Act nor subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Notes, to furnish at its expense, upon request, to holders of Notes and prospective purchasers of securities information (any such information furnished pursuant to Rule 12g3-2(b) or Rule 144A(d)(4)(i) is referred to herein as the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

         (h) To use reasonable efforts to cause the Notes to be eligible for the PORTAL(TM) trading system of the National Association of Securities Dealers, Inc. and to cause the Notes to be eligible for delivery through the facilities of The Depository Trust Company;

         (i) To furnish to the holders of the Notes so long as any Notes are outstanding, whether or not required by the Commission and within the time periods specified in the Commission's rules and regulations, all quarterly and annual financial information that the Company would have been required to file with the Commission (a) on Forms 10-Q or 10-K if the Company were required to file on such Forms, or (b) on Forms 6-K, 20-F or 40-F, including in each case a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants;

         (j) During a period of two years from the effective date of the Offering Circular, to furnish to you, as soon as practicably, copies of all reports or other communications (financial or other) furnished to the Trustee or the holders of the Notes, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

         (k) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "Affiliates" (as defined in Rule 144 under the Act) to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

         (l) The Company shall file and use its reasonable efforts to cause to be declared effective under the Act a registration statement relating to the exchange offer or resale registration, as applicable, as described in the Offering Circular and in accordance with the Registration Rights Agreement;

         (m) Not to solicit any offer to buy or sell the Notes by means of any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Act), or by means of any directed selling efforts (as defined in Rule 902 under the Act and the Commission's Release No. 33-6863) in the United

States in connection with any Notes being offered and sold pursuant to Regulation S, prior to the effectiveness of a registration statement described in the preceding paragraph;

         (n) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S), the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S;

         (o) Not to take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

         (p) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

         (q) The Company will use its reasonable best efforts to do and perform all things required to be done and performed by it under the Basic Documents prior to or after the Time of Delivery and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Notes; and

         (r) During the period beginning from the date of this Agreement and continuing to and including the Time of Delivery, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Time of Delivery and which are substantially similar to the Notes, without the prior written consent of the Purchasers.

         6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Notes and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements (including the Canadian supplements) thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) all expenses and fees in connection with the issue and sale of the Notes on a private placement basis pursuant to Canadian securities laws as required by each Canadian provincial securities commission; (v) any fees charged by securities rating services for rating the Notes; (vi) the cost of preparing the Notes; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (viii) all expenses and taxes arising as a result of the issuance, sale and delivery of the Notes, of the sale and delivery outside of Canada of the Notes by the Purchasers to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any Canadian income, capital gains, withholding, transfer or other tax asserted against a Purchaser by reason of the purchase and sale of the Notes pursuant to this Agreement; (ix) any costs incurred in connection with the designation of the Notes for trading in PORTAL and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (b) Shearman & Sterling LLP, United States counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) Assuming the due authorization, execution and delivery of this Agreement by the Company under the laws of the Province of Alberta ("Alberta Laws") and the federal laws of Canada applicable therein ("Federal Canadian Law", and together with the Alberta Laws, "Canadian Law"), this Agreement (to the extent execution and delivery are governed by the laws of the State of New York), has been executed and delivered by the Company;

                  (ii) Assuming the due authorization, execution and delivery of the Indenture by the Company under Canadian Law, and assuming due authorization, execution, and delivery of the Indenture by the Trustee, the Indenture (to the extent execution and delivery are governed by the laws of the State of New York) has been executed and delivered by the Company and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, as to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law);

                  (iii) Assuming the due authorization, execution and delivery of the Notes by the Company under Canadian Law, and assuming the due authentication of the Notes by the Trustee in the manner described in its certificate (which fact such counsel need not have determined by an inspection of the Notes), the Notes (to the extent execution and delivery are governed by the laws of the State of New York) have been executed and delivered and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to benefits of the Indenture, subject, as to enforcement, as to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law);

                  (iv) Assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Company under Canadian Law, the Registration Rights Agreement (to the extent execution and delivery are governed by the laws of the State of New York) has been executed and delivered by the Company and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, as to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law) and subject to the further qualification that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations underlying such laws;

                  (v) The statements set forth in the Offering Circular under the caption (a) "Description of Notes", insofar as they purport to constitute a summary of the terms of the Notes, the Indenture and the Registration Rights Agreement described therein, fairly summarize such terms in all material respects, and (b) "Income Tax Considerations - U.S. Federal Income Tax Considerations", and "Plan of Distribution" insofar as they purport to summarize the provisions of the laws or documents referred to therein, fairly summarize such laws or documents in all material respects;

                  (vi) No consent, approval, authorization, order, registration or qualification of or with any United States federal of New York State court or governmental agency or body is required for the issue and sale of the Notes by the Company, the resale of the Notes by the Purchasers or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Indenture or the Registration Rights Agreement, except as required under the Securities Act and the Trust Indenture Act in connection with the Registration Rights Agreement and applicable state securities or blue sky laws;

                  (vii) The issuance, sale and delivery of the Notes to the Purchasers, pursuant to and in accordance with this Agreement, the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the Indenture, the consummation by the Company of the transactions contemplated thereby and in the Offering Circular and the compliance by the Company with the terms of the foregoing (a) do not conflict with, or result in the acceleration of any obligation under or in a breach of, or constitute a default under, any of the provisions of the Indenture, dated as of May 13, 1998 between the Company and IBJ Schroder Bank & Trust Company, as trustee, as supplemented by the First Supplemental Indenture to be dated on or before the Date of Delivery between the Company and the Trustee, relating to the Company's US$160,000,000 of aggregate principal amount 9 7/8% Senior Notes due 2008, or (b) contravene any United States federal or New York law, rule or regulation applicable to the Company, or any order identified to us by the Company applicable to the Company of any United States federal or New York State court, governmental body or instrumentality having jurisdiction over the Company or any of its property (it being understood that for the purpose of the opinion in this paragraph (vii), we are not passing upon compliance with respect to antifraud or similar provisions of any law, rule or regulation).

                  (viii) Assuming (a) the accuracy of and compliance with the representations, warranties and covenants of the Company in this Agreement and (b) the accuracy of and compliance with the representations, warranties and covenants of the Purchasers in the Purchase Agreement, no registration of the Notes under the Act and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the offer, sale and delivery of the Notes to the Purchasers and the initial resale of the Notes by the Purchasers in the manner contemplated by this Agreement and the Offering Circular;

                  (ix) Assuming the due authorization, execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement by the Company under Canadian Law, the submission by the Company to the non-exclusive jurisdiction of the courts of the State of New York pursuant to Section 14 of this Agreement, pursuant to Section 12.13 of the Indenture and Section 9(l) of the Registration Rights Agreement is effective, and the appointment of the Authorized Agent (as defined herein) for service of process pursuant to Section 14 of this Agreement, Section 12.13 of the Indenture and Section 9(l) of the Registration Rights Agreement is binding on the Company. Such counsel shall note that a court of the State of New York or the United States of America sitting in New York County has the power to decline to hear an action based on this Agreement, the Indenture or the Registration Rights Agreement on the ground that the State of New York is an inconvenient forum;

                  (x) The Company is not or, after giving effect to the offering and sale of the Notes, will not be required to be registered as an "investment company", as such term is defined in the Investment Company Act.

In addition, such counsel has no reason to believe that the Offering Circular, dated the date hereof, (other than the financial statements and other financial data included therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the Date of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Fraser Milner Casgrain LLP, Canadian counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the Province of Alberta and has all corporate power and authority necessary to own or lease its properties and conduct the business as described in the Offering Circular. The Company is duly qualified to do business as a foreign or extra-provincial corporation in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                  (ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares in the capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, were not issued in violation of any pre-emptive or similar rights and are registered in the name of Millar Western Industries Ltd., a corporation established under the laws of the Province of Alberta; to the best of such counsel's knowledge, the Company does not own, directly or indirectly, any capital stock or other equity or long-term debt securities of or have any equity interest in any other person (except for an equity ownership of Interex Forest Products Ltd. which counsel has been advised represents 17% of the outstanding equity), and, except as set forth in the Offering Circular, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, common shares in the capital of or ownership interests in the Company are outstanding; and to the best of our knowledge, except as set forth in the Offering Circular, there is no agreement, understanding or arrangement among the Company and any of its shareholders or any other person relating to the ownership or disposition of any common shares in the capital of the Company or the election of directors of the Company or the governance of the Company's affairs;

                  (iii) Based upon and relying upon the certified copies of certificates of title issued by the Registrar of the North Alberta Land Registration District, to be dated November 21, 2003 (the "Titles"), copies of which are attached to this letter, the Company is the registered owner in fee simple of the lands described in the Titles (the "Lands"), free and clear of all liens, encumbrances and defects except for: (a) the liens, encumbrances and defects that are noted on the Titles; and (b) the implied conditions contained in Section 61(1) of the Land Titles Act, R.S.A. 2000, c.L-4, and, to the best of such counsel's knowledge, the Company is the beneficial owner in fee simple of the Lands;

                  (iv) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (v) This Agreement has been duly authorized by the Company and (to the extent execution and delivery are governed by Canadian Law) executed and delivered by the Company;

                  (vi) The Notes have been duly authorized by the Company and (to the extent execution and delivery are governed by Canadian Law) executed, authenticated, issued and delivered by the Company;

                  (vii) The Registration Rights Agreement has been duly authorized by the Company and (to the extent execution and delivery are governed by Canadian Law) executed and delivered by the Company;

                  (viii) The Indenture has been duly authorized by the Company and (to the extent execution and delivery are governed by Canadian Law) executed and delivered by the Company;

                  (ix) The Indenture and the issuance of the Notes thereunder are exempt from the Business Corporations Act (Alberta) pursuant to a determination of the Alberta Securities Commission obtained under the provisions of the Business Corporations Act (Alberta); and no registration, filing or recording of the Indenture under the federal laws of Canada or the laws of the Province of Alberta is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Notes issued thereunder;

                  (x) None of the issue and sale of the Notes, the resale of the Notes by the Purchasers in accordance with the terms of this Agreement, the execution and delivery of the Indenture, the Registration Rights Agreement and this Agreement, and the compliance by the Company with all of the provisions of the Basic Documents and the consummation of the transactions herein and therein contemplated will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements or instruments identified in Schedule A (collectively, the "MATERIAL AGREEMENTS") to the Company's Officer's Certificate prepared in support of such counsel's opinion and delivered in draft form to counsel for the Purchasers prior to the execution of this Agreement nor will such actions result in any violation of the provisions of its articles of incorporation (or any other constituent documents) and by-laws of the Company or, to the best of such counsel's knowledge, any consent, approval, authorization, order, registration, clearance or qualification of or with any court, central bank, stock exchange or governmental agency or body in Canada;

                  (xi) To the best of such counsel's knowledge, the Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all governmental authorities, all self-regulatory organizations and all courts and other tribunals of Canada and the Province of Alberta, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its business as now or proposed to be conducted as set forth in the Offering Circular ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, result in a Material Adverse Effect; and to the best of such counsel's knowledge, the Company has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof, except as disclosed in the Offering Circular, or results in any other material impairment of the rights of the holder of any such Permit;

                  (xii) No consent, approval, authorization, order, registration, clearance or qualification of or with any court, central bank, stock exchange or governmental agency or body in Canada is required for the issue and sale of the Notes, the resale of the Notes by the Purchasers or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except for: (a) any filings required by Canadian Law in connection with the exemptions from the prospectus requirements of such laws; and (b) as may be required to be obtained or made to exempt the Indenture from the applicable Canadian Law relating to trust indentures in connection with the purchase and distribution of the Notes by the Purchasers;

                  (xiii) It is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers under this Agreement or in connection with the initial resale of the Notes by the Purchasers to qualify the distribution of the Notes by way of prospectus under applicable securities laws of Canada or the Province of Alberta assuming such securities are sold in accordance with the Offering Circular, it being understood that no opinion is expressed as to any subsequent resale of any of the Notes;

                  (xiv) To the best of such counsel's knowledge, the Company is not in violation of the provisions of its articles of incorporation (or any other constituent documents) and by-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any of the Material Agreements;

                  (xv) The statements set forth in the Offering Circular under the captions "Risk Factors -- Risks Related to the Notes -- Your ability to enforce civil liabilities in Canada under U.S. securities laws may be limited", "Description of the Notes -- Enforceability of Judgments" and "Income Tax Considerations -- Canadian Federal Income Tax Considerations", insofar as they purport to describe the provisions of the federal laws of Canada or the laws of the Province of Alberta, and under the captions "Related Party Transactions" and "Description of Our Revolving Credit Facility", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, fair and complete;

                  (xvi) No stamp or other issuance, goods and services or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to the Canadian federal government or to the Province of Alberta in connection with (A) the issuance, sale and delivery by the Company of the Notes to or for the respective accounts of the Purchasers or (B) the sale and delivery outside Canada by the Purchasers of the Notes to the initial purchasers thereof in the manner contemplated in this Agreement, provided that such Purchasers are neither residents nor deemed to be residents of Canada for purposes of the Income Tax Act (Canada) (the "TAX ACT"), deal at arm's length with the Company and each of its subsidiaries for purposes of the Tax Act and do not use or hold and are not deemed to use or hold the Notes in carrying on business in Canada for the purposes of the Tax Act and further provided that the Notes are not "taxable Canadian property" (as defined in the Tax Act) of the Purchasers;

                  (xvii) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by the Company to a Purchaser that is not a resident of Canada for the purposes of the Tax Act, or on any interest or deemed interest on the resale of Notes by a Purchaser to U.S. residents provided that the Purchaser deals at arm's length with the Company (as such term is understood for purposes of the Tax Act), and that such commissions are payable in respect of services rendered by the Purchaser wholly outside of Canada that are performed in the ordinary course of business carried on by the Purchaser that includes the performance of such services for a fee, and only to the extent such commissions are reasonable in the circumstances;

                  (xviii) No goods and services tax imposed under the federal laws of Canada or provincial transfer taxes under the laws of the Province of Alberta will be payable by the Company or collectable by a Purchaser in respect of the payment of commissions as contemplated by this Agreement to a Purchaser that is a non-resident of Canada, provided that such commissions are in respect of services performed by a Purchaser wholly outside of Canada;

                  (xix) A court of competent jurisdiction in the Province of Alberta (an "Alberta Court") would give effect to the choice of the law of the State of New York ("New York law") as the proper law governing this Agreement, the Registration Rights Agreement, the Indenture and the Notes, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy as that term is applied by an Alberta Court ("Public Policy"). In such counsel's opinion, there are no reasons under Alberta Law for avoiding the choice of New York law to govern this Agreement, the Registration Rights Agreement, the Indenture and the Notes;

                  (xx) In an action on a final and conclusive judgment in personam of any federal or state court in the State of New York (a "New York Court") that is not impeachable as void or voidable under New York law for a sum certain, an Alberta Court would give effect to the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States of America under this Agreement, the Registration Rights Agreement, and the Indenture and to the provisions in this Agreement, the Registration Rights Agreement, and the Indenture in the sense that the Alberta Court would recognize that the New York Court had jurisdiction over the Company for the purpose of paragraph (xxi) below. The Company has the power (corporate or other) to submit and has taken all necessary action (corporate or other) to submit to the non-exclusive jurisdiction of a New York Court;

                  (xxi) If this Agreement, the Registration Rights Agreement, the Indenture or the Notes are sought to be enforced in the Province of Alberta in accordance with the laws applicable thereto as chosen by the parties, namely New York law, an Alberta Court would, subject to paragraph (xx) above, recognize the choice of New York law and, upon appropriate evidence as to such law being adduced as a fact by expert evidence, apply such law to all issues that under the conflict of laws rules of an Alberta Court are to be determined in accordance with the proper or general law of contract, provided that none of the provisions of this Agreement, the Registration Rights Agreement, the Indenture or the Notes, or of applicable New York law, are contrary to Public Policy, provided, however, that, in matters of procedure, Alberta Law will be applied, and an Alberta Court will retain discretion to decline to hear such action if it is contrary to Public Policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere or if it characterizes the New York law as being of a revenue, penal or public law in nature;

                  (xxii) Alberta Law permits an action to be brought in an Alberta Court on a final and conclusive judgment in personam of a New York Court that is subsisting and unsatisfied respecting the enforcement of this Agreement, the Indenture or the Notes, that is not impeachable as void or voidable under New York law and that is for a sum certain if: (A) the New York Court that rendered such judgment had jurisdiction over the judgment debtor, as recognized by an Alberta Court (and submission by the Company in this Agreement and the Indenture to the jurisdiction of the New York Court will be deemed sufficient for such purpose); (B) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with Public Policy or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws and directives having effects on competition in Canada; (C) the enforcement of such judgment in Canada does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (D) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by an Alberta Court; and
         (E) the action to enforce such judgment is commenced within the applicable limitations period, except that an Alberta Court may stay an action to enforce a foreign judgment if an appeal is pending or the time for appeal has not expired; provided that the enforceability of such judgment may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting creditors' rights generally and provided that under the Currency Act (Canada), a Canadian Court may only give judgment in Canadian dollars and, subject to the Alberta Court's equitable discretion, the amount payable in U.S. dollars under an order of the New York Court which is enforceable in Alberta will be converted, for the purpose of payment under an order by the Alberta Court, into Canadian dollars on the basis of the rate of exchange prevailing on the date of the breach of duty, contractual right or obligation;

                  (xxiii) Such counsel has no reason to believe that the Alberta Courts would consider the enforcement of a judgment given by a court of competent jurisdiction for payment of principal, interest and premium, if any, under the Notes to be inconsistent with Public Policy or constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws;

                  (xxiv) The form of global certificate representing the Notes has been duly approved and adopted by the Company and complies with the applicable provisions of the Business Corporations Act (Alberta) relating thereto;

                  (xxv) No consent, approval, authorization, order, registration, clearance or qualification of or with any court, central bank, stock exchange or governmental agency or body in Canada is required to effect payments of principal, premium, if any, and interest on the Notes; and

                  (xxvi) Such counsel have no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and other financial data included therein or omitted therefrom, as to which such counsel have not been requested to comment), contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

         (d) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

         (e) (i) The Company has not sustained since the date of the latest financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been, in the sole judgment of Goldman, Sachs & Co., any event or development, and no information shall have become known, that, individually or in the aggregate, has resulted or would result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Circular;

         (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

         (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "NYSE"), the NASDAQ National Market ("NASDAQ") or the Toronto Stock Exchange (the "TSX"); (ii) a general moratorium on commercial banking activities in New York or Canada declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) a change or development involving a prospective change in Canadian taxation affecting the Company, the Notes or the transfer thereof or the imposition of exchange controls by the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States or Canada, if the effect of any such event specified in these clauses (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Circular;

         (h) On or before the Date of Delivery, the Purchasers shall have received an amendment to the Credit Facility as defined in and upon the terms as described in the Offering Memorandum under "Description of Our Revolving Credit Facility" and such agreement, as amended shall be in full force and effect at all times from and after the Date of Delivery. All conditions with respect to the closing of the amendment to the Credit Facility shall have occurred and there shall exist at and as of the Date of Delivery no condition that would constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under the Credit Facility;

         (i) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (e) and (f) of this Section and as to such other matters as you may reasonably request; and

         (j) On or before the Time of Delivery, the Purchasers shall have received the Registration Rights Agreement, substantially in the form of Annex III hereto, duly executed by the Company and such agreement shall be in full force and effect at all times from and after the Time of Delivery.

         8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act, Canadian securities legislation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto (including any Canadian supplement), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein;


         (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, Canadian securities legislation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred;


         (c) Promptly after receipt by an indemnified party under subsection 8(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) hereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party, and, no indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder without the consent of the indemnifying party from which indemnification or contribution may be sought, which consent shall not be unreasonably withheld;


         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Purchasers, in each case as set forth in this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint; and

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes;


         (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Notes which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Notes which such Purchaser agreed to purchase hereunder) of the Notes of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default; and


         (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in subsection
(b) above to require non-defaulting Purchasers to purchase Notes of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of U.S. and Canadian legal counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representative.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Purchaser or by any person who controls any Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, New York, 10011 as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Purchaser or by any person who controls any Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each Purchaser against any loss incurred by such Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Purchaser is able to purchase United States dollars with the amount of judgment currency actually received by such Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         16. Time shall be of the essence of this Agreement.

         17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         19. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.


                                       Very truly yours,


                                       Millar Western Forest Products Ltd.




                                       By:  /s/ H. MacKenzie Millar
                                            ------------------------------------
                                            Name:   H. MacKenzie Millar
                                            Title:  President, Chief
                                                    Executive Officer






                                       By:  /s/ Joseph R. Concini
                                            ------------------------------------
                                            Name:   Joseph R. Concini
                                            Title:  Chief Financial Officer








Accepted as of the date hereof:

Goldman, Sachs & Co.
CIBC World Markets Corp.
Harris Nesbitt Corp.
HSBC Securities (USA) Inc.



By:  /s/ Goldman, Sachs & Co.
     -----------------------------------
           (Goldman, Sachs & Co.)

     On behalf of each of the Purchasers

                                   SCHEDULE I

                                                                     PRINCIPAL
                                                                     AMOUNT OF
                                                                       NOTES
                                                                       TO BE
                                  PURCHASER                          PURCHASED

Goldman, Sachs & Co.............................................  US$133,000,000
CIBC World Markets Corp.........................................      19,000,000
Harris Nesbitt Corp. ...........................................      19,000,000
HSBC Securities (USA) Inc. .....................................      19,000,000
      TOTAL.....................................................  US$190,000,000

                                                                         ANNEX I


         (1) The Notes have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Notes (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

         (2) Notwithstanding the foregoing, Notes in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

         (3) Each Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                                                        ANNEX II


PURSUANT TO SECTION 7(d) OF THE PURCHASE AGREEMENT, THE ACCOUNTANTS SHALL FURNISH THE FOLLOWING LETTER TO THE PURCHASERS, TO THE EFFECT THAT:


                   [Letterhead of PricewaterhouseCoopers LLP]

We have audited the financial statements of Millar Western Forest Products Ltd. (the "Company") as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002 included in the offering memorandum dated November 7, 2003 (the "Offering Memorandum") relating to the sale of US$190,000,000 of Senior Notes due November 15, 2013. Our report dated February 21, 2003 with respect thereto is also included in the Offering Memorandum.

This letter is being furnished in reliance upon your representation to us that:

(a) You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the Act); and

(b) In connection with the offering of the Senior Notes, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

         In connection with the Offering Memorandum we confirm that:

         1. We are the auditors of the Company and are objective within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta and are independent with respect to the Company within the meaning of the Act and the applicable rules and regulations adopted by the Securities and Exchange Commission. ("SEC").

         2. In our opinion, the financial statements audited by us and included in the Offering Memorandum comply in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

         3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2002. Although we have conducted an audit for the year ended December 31, 2002, the purpose (and therefore the scope) of the audit was to enable us to express an opinion on the financial statements as of December 31, 2002 and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as at September 30, 2003, and the unaudited statements of earnings, retained earnings and cash flows for the nine-month periods ended September 30, 2003 and 2002 included in the Offering Memorandum, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2002.

         4. For purposes of this letter we have read the 2003 minutes of the meetings of the shareholder, the Board of Directors and the Audit Committee of the Company as set forth in minute books as of November 18, 2003, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to November 18, 2003 (our work did not extend to the period from November 18, 2003 to November 20, 2003, inclusive), as follows:

                  a) For the nine-month periods ended September 30, 2003 and 2002, we have:

                           i. Performed a review in accordance with Canadian and U.S. generally accepted standards for a review of interim financial statements by an entity's auditor including the procedures (completed on October 31, 2003) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited balance sheet as of September 30, 2003 and the unaudited statements of earnings, retained earnings and cash flows for the nine-month periods ended September 30, 2003 and 2002; and

                           ii. made enquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited interim consolidated financial statements referred to under item 4a.(i) comply as to form in all material respect with the published accounting requirements of the Act and the related rules and regulations adopted by the SEC.

                  b) For the period from October 1, 2003 to November 18, 2003, officials of the Company have advised us that no such financial data as of any date or for any period subsequent to September 30, 2003 were available.

                           The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

         5.       Based on the results of the foregoing procedures:

                  a) Nothing came to our attention that caused us to believe that:

                           i. any material modifications should be made to the unaudited interim financial statements described in 4a. included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles; or

                           ii. that the unaudited interim financial statements described in item 4a.(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

         6. As mentioned in 4b, Company officials have advised us that no financial data as of any date or for any period subsequent to September 30, 2003, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after September 30, 2003, have, of necessity, been more limited than those with respect to the period referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether:

                  a) at October 31, 2003 there was any change in the share capital, increase in long-term debt or decrease in net current assets (working capital) or shareholder's equity of the Company as compared with amounts shown on the September 30, 2003 unaudited interim balance sheet included in the Offering Memorandum; or

                  b) for the period from October 1, 2003 to October 31, 2003, there were any decreases, as compared with the corresponding period in the preceding year, in total net revenue, operating earnings or net earnings.

                           On the basis of these inquiries and our reading of the minutes as described in 4, we did not find that there was any such increase or decrease, except in all instances that the Offering Memorandum discloses have occurred or may occur.

         7. For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Memorandum and have performed the following procedures, which were applied as indicated with respect to the symbols explained below.


--------------------------------------------------------------------------------
REFERENCE                         PROCEDURES PERFORMED
--------------------------------------------------------------------------------

    A We compared the descriptions and the dollar amounts (rounded where appropriate), and percentages, as appropriate, with the corresponding descriptions and dollar amounts in the audited financial statements of the Company as at December 31, 2002 and 2001 and 2000 and for the years ended December 31, 2002, 2001 and 2000 and found them to be in agreement.

--------------------------------------------------------------------------------
REFERENCE                          PROCEDURES PERFORMED
--------------------------------------------------------------------------------

    B We compared the descriptions and the dollar amounts (rounded where appropriate), and percentages as appropriate, with the corresponding descriptions and dollar amounts in the unaudited interim financial statements of the Company for the nine-month periods ending September 30, 2003 and 2002 (included in the Offering Memorandum) and found them to be in agreement.

--------------------------------------------------------------------------------

    C (1) We agreed the description and dollar amounts (rounded where appropriate), and percentages, as appropriate, to supporting schedules prepared by the Company and found them to be in agreement;


                  (2) We determined that the supporting schedules prepared by the Company can be reconciled to the Company's accounting records; and


                  (3) We determined that the supporting schedules are mathematically accurate.

--------------------------------------------------------------------------------

    D We recomputed the dollar amounts, the dollar amount changes, and percentages, based on data set forth as follows:

                  (1) In the audited financial statements referred to in A above;


                  (2) In the unaudited interim financial statements referred to in B above;


                  (3) In supporting schedules prepared by the Company described in C above;


                  (4) In the audited financial statements referred to in E below.

--------------------------------------------------------------------------------

    E We compared the descriptions and the dollar amounts (rounded where appropriate), and percentages, as appropriate, with the corresponding descriptions and dollar amounts in the audited financial statements of the Company as at and for the years ended December 31, 1999 and 1998 and found them to be in agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    F We recomputed from the actual column for the unaudited balance sheet as at September 30, 2003 adjusted for the proposed use of proceeds of the notes to be offered as described in this Offering Memorandum under "Use of Proceeds" and found the amount to be calculated correctly.

--------------------------------------------------------------------------------
REFERENCE                          PROCEDURES PERFORMED
--------------------------------------------------------------------------------

    G We recomputed the dollar amounts (rounded where applicable), and percentages as appropriate, with the corresponding dollar amounts in the audited financial statement of the Company for the year ended December 31, 2002 and the unaudited interim financial statements of the Company for the nine-month periods ending September 30, 2003 and 2002 (included in the Offering Memorandum) and found them to be in agreement.


--------------------------------------------------------------------------------

    H We compared the descriptions and the dollar amounts (rounded where appropriate), and percentages as appropriate, with the corresponding descriptions and dollar amounts in the Company's accounting records (general ledger) and found them to be in agreement.

--------------------------------------------------------------------------------

    J We agreed the description and dollar amounts (rounded where appropriate) to the listing of outstanding letters of credit at September 30, 2003 prepared by the Company and to information provided by the financial institution and found them to be in agreement.

--------------------------------------------------------------------------------

    K We agreed the face value of the note to the audited financial statements at December 31, 2002. We reviewed the calculation of interest, premiums and fees prepared by the Company and found the calculation to be in accordance with the terms of the 9 7/8 % Senior Notes due in 2008.

--------------------------------------------------------------------------------

    L We recalculated the exchange rate from US Dollars to Canadian dollars at approximately 1.332.

--------------------------------------------------------------------------------

    M We recalculated the number or percentage from the information in the applicable table or column and found the number or percentage to have been calculated correctly.

--------------------------------------------------------------------------------


         8. Our audit of the financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

         9. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

                                                                       ANNEX III


                         [Registration Rights Agreement]